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                                                                     EXHIBIT 8.1

                  - FORM OF TAX OPINION REGARDING THE MERGER -


                                           _________ ___ , 2000

Asset Investors Corporation
3410 South Galena Street
Suite 210
Denver, Colorado  80231

             Re: Certain Federal Income Tax Matters

Ladies and Gentlemen:

                  We have acted as counsel to Asset Investors Corporation, a Delaware corporation ("AIC"), in connection with the merger (the "Merger") under the laws of the State of Delaware, of Commercial Assets, Inc., a Delaware corporation ("CAX"), with and into AIC, pursuant to the Agreement and Plan of Merger dated as of August 31, 1999, by and between CAX and AIC, as amended through the date hereof (the "Merger Agreement"). We have also acted as counsel to AIC in the preparation, in connection with the Merger, of the Joint Proxy Statement/Prospectus as initially filed with the Securities and Exchange Commission on October 18, 1999, which, as subsequently amended through the date hereof, is included in the Registration Statement on Form S-4, File No. 333-_____ (the "Registration Statement"). This opinion is being delivered at your request in connection with the filing of the Registration Statement.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, the initial and continuing accuracy of certificates containing certain representations and covenants of officers of AIC and CAX (the "Officers' Certificates"), without regard to any qualification as to knowledge and belief. For purposes of our opinion, we have not made an independent investigation of the facts and representations set forth in the Officers' Certificates, the Registration Statement, or in any other document. We have, consequently, assumed and relied on your representations that the information


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Asset Investors Corporation
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presented in such documents, or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinion.

                  In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts. We also have assumed that the transactions related to the Merger or contemplated by the Merger Agreement will be consummated in accordance with the Merger Agreement and as described in the Registration Statement, and that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the closing of the Merger. Finally, we have assumed that the Merger qualifies as a statutory merger under the laws of the State of Delaware.

                  In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder ("Regulations"), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service ("IRS"), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions herein. In this regard, an opinion of counsel with respect to an issue represents counsel's best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

                  We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America to the extent specifically referred to herein.

                  Based on the foregoing, we are of the opinion that, under current law, the Merger will be treated as a "reorganization" within the meaning of Section 368(a) of the Code, and that CAX and AIC will each be a party to such reorganization,


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Asset Investors Corporation
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within the meaning of Section 368(b) of the Code, and that, accordingly, for
Federal income tax purposes:

         a. no gain or loss will be recognized by CAX or AIC as a result of the Merger;

         b. no gain or loss will be recognized by the shareholders of CAX who exchange all of their CAX Common Stock solely for AIC Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in AIC Common Stock);

         c. the aggregate tax basis of the AIC Common Stock received by share holders who exchange all of their CAX Common Stock solely for AIC Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the CAX stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

         d. the holding period of AIC Common Stock received by Commercial Assets stockholders in the Merger will include the holding period of the CAX Common Stock surrendered in exchange therefor, provided that such CAX Common Stock was held as a capital asset.

                  Although the discussion set forth in the Registration Statement under the caption "Material Federal Income Tax Consequences of the Merger to Commercial Assets Stockholders" does not purport to discuss all possible United States Federal income tax consequences of the Merger, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of certain material United States Federal income tax consequences of the Merger, subject to the qualifications set forth therein. The United States Federal income tax consequences of the Merger to a Commercial Assets stockholder will depend upon that stockholder's particular situation, and we express no opinion as to the completeness of the discussion set forth in "Material Federal Income Tax Consequences of the Merger to Commercial Assets Stockholders" as applied to any particular stockholder.

                  Other than as expressly stated above, we express no opinion on any


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Asset Investors Corporation
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issue relating to the Merger or AIC or CAX, or any investment therein. This opinion is intended for the exclusive use of the person to whom it is addressed and, except as set forth herein, it may not be used, circulated, quoted or relied upon for any other purpose without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to Skadden, Arps, Slate, Meagher & Flom LLP under the caption "Material Federal Income Tax Consequences of the Merger to Commercial Assets Stockholders" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the matters stated, represented, or assumed herein, or of any subsequent changes in applicable law.


                                                     Very truly yours,